PLEDGE AND SECURITY AGREEMENT


PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of April 29, 1998, between PIERCING PAGODA, INC., a Delaware corporation (the "Company" or the "Pledgor") and CORESTATES BANK, N.A. (the "Bank").

WHEREAS, the Company has issued its $2,565,000 aggregate principal amount Taxable Variable Rate Demand/Fixed Rate Bonds, Series of 1998 (the "Bonds") under a Trust Indenture dated as of April 29, 1998 (the "Indenture"), by and between the Company and Dauphin Deposit Bank and Trust Company, as trustee (the "Trustee"); and

WHEREAS, Pledgor and the Bank have entered into a Reimbursement Agreement dated as of April 29, 1998 (the "Reimbursement Agreement"), pursuant to which the Bank has agreed, subject to the conditions precedent provided in the Reimbursement Agreement, to issue an irrevocable direct pay letter of credit in favor of the Trustee (the "Letter of Credit").

NOW, THEREFORE the parties, intending to be legally bound, agree as follows:

1. Defined Terms. As used in this Agreement, the terms defined in the preambles to this Agreement shall have such meanings and the following terms have the following meanings.

"Collateral" means all property at any time pledged to the Bank under this Agreement (whether described in this Agreement or not) and all income therefrom and proceeds thereof.

"Event of Default" has the meaning given to such term in the Reimbursement Agreement.

"Obligations" has the meaning given to such term in the Reimbursement.

"Pledged Bonds" has the meaning given to such term in Section 3 hereof.

"Pledged Bonds Custodian" means Dauphin Deposit Bank and Trust Company (or such other successor to or substitute) in its capacity as collateral agent for the Bank.

"Remarketing Agent" has the meaning given to such term in the Indenture.

"Tender Agent" has the meaning given to such term in the Indenture.

"Unremarketed Bonds" has the meaning given to such term in the Indenture.

2. Interpretation. (a) Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

(b) Headings of articles and sections herein are solely for convenience of reference, do not constitute a part hereof and shall not affect the meaning, construction or effect hereof.

(c) All references herein to "Articles," "Sections," "Paragraphs" and other subdivisions are to the corresponding Articles, Sections, Paragraphs or subdivisions of this Agreement; the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Paragraph or subdivision hereof.

3. Pledge. The Pledgor hereby pledges, assigns, hypothecates and transfers to the Bank all of the Pledgor's right, title and interest to the Unremarketed Bonds delivered from time to time to the Tender Agent by the owners thereof and grants to the Bank a first lien on, and security interest in, all of its right, title and interest in and to the Unremarketed Bonds, the interest thereon, and all proceeds thereof, as collateral security for the prompt and complete payment by the Pledgor (by acceleration, at stated maturity, or otherwise) of all amounts payable from time to time by the Pledgor to the Bank in respect of the Obligations. Unless all amounts drawn under the Letter of Credit with respect to the payment of the Purchase Price (as defined in the Indenture) of the Bonds pursuant to mandatory and optional tenders of the Bonds are reimbursed to the Bank on the same day as such drawings, the Pledgor shall, no later than 5:00 p.m. (New York City time) on the same day, (a) deliver or use its best efforts to cause to be delivered to the Pledged Bonds Custodian, Unremarketed Bonds in a principal amount equal to the unreimbursed portion of such drawing (such Unremarketed Bonds so delivered to and held by the Pledged Bonds Custodian from time to time to be referred to as the "Pledged Bonds") and (b) give or use its best efforts to cause to be given to the Bank notice of the number and principal amount of each such Pledged Bond.

4. Registration of and Interest on Pledged Bonds. Upon delivery to the Pledged Bonds Custodian, Pledged Bonds shall be registered in the name of the Pledged Bonds Custodian and shall be duly endorsed for transfer by the Pledged Bonds Custodian in blank or by appropriate instruments of transfer duly executed in blank. The Bank may, but shall not be obligated to, request that Pledged Bonds be registered in its name at any time or from time to time. Any interest on Pledged Bonds shall be paid to or upon the order of the Bank and shall be applied as a credit against the Obligations with respect to the related Principal and Interest Drawings under the Letter of Credit in accordance with the terms of the Reimbursement Agreement.

5. Release of Pledged Bonds. Upon payment to the Bank of the proceeds of remarketed Pledged Bonds in an amount sufficient to cover the principal of and accrued interest, if any, on the Unremarketed Bonds, the Bank shall (i) reinstate the Letter of Credit to an amount equal to the principal amount of such Bonds together with an amount equal to forty-five (45) days interest thereon calculated at an interest rate (based on a 365/366 day year for the actual number of days elapsed) of seventeen percent (17%) to pay interest on the Bonds; (ii) notify the Trustee of the amount of such reinstatement; and (iii) release or instruct the Pledged Bonds Custodian to release Pledged Bonds in a principal amount equal to the principal amount of such payment to the Bank from the pledge and security interest created by this Agreement for resale in accordance with Section 5.01, 5.04 or 5.05 of the Indenture. Such Pledged Bonds shall be delivered to or upon the order of the Tender Agent only after payment to the Bank as aforesaid.

6. Redemption of Pledged Bonds. In the event any Pledged Bond is called for redemption under the Indenture, Pledgor shall use its best efforts to cause the Pledged Bonds Custodian to take all such actions as shall be required under the Indenture to effect the redemption and shall pay or cause to be paid the redemption price to or to the order of the Bank as a credit against the Obligations.

7. Rights of the Bank. The Bank shall not be liable, except in the case of its willful misconduct or gross negligence, for failure to collect or realize upon the Obligations or the Collateral or any part thereof, or for any delay in so doing, nor shall the Bank be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank, with or without notice, shall have the right to exercise all rights, privileges or options pertaining to any Pledged Bonds, as if it were the absolute owner thereof, upon such terms and conditions as it may, in its sole discretion determine, all without liability except to account to the Pledgor for property actually received by it. The Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

8. Remedies. In the event that any portion of the Obligations has been declared due and payable (upon scheduled maturity, acceleration or otherwise), the Bank, without demand for performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to the  Pledgor  or any  other  person  (all  and  each of which  demands, advertisements and/or notices are expressly waived by the Pledgor), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels or portions at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may, in its sole discretion, deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank, upon any such sale or sales, public or private, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released by
Pledgor.  The  net  proceeds  of  any  such  collection,   recovery,   receipts,
appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping, or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank under this Agreement, including, but not limited to, reasonable attorneys' fees and legal expenses, shall be applied first to the satisfaction of the Obligations in such order as the Bank may elect, the Pledgor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Bank of any other amount required by any provision of law, including, without limitation. Section 9-504(i)(c) of the Uniform Commercial Code of the Commonwealth of Pennsylvania, need the Bank account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Bank or the Pledged Bonds Custodian need not give more than thirty (30) days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. In addition to the rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank or the Pledged Bonds Custodian shall have the authority to exercise all the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Pennsylvania. Notwithstanding anything contained herein to the contrary, the Bank may not sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral unless it shall reinstate the Letter of Credit in full as to principal and interest with respect to such Bonds, except this shall not apply in the case of a conversion of the Bonds to a Fixed Rate in accordance with the terms of the Indenture.

9. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that: (a) on the date of delivery to the Bank or the Pledged Bonds Custodian of any Pledged Bonds, none of the Authority, the Remarketing Agent, the Tender Agent, the Trustee nor any other person, firm or corporation (other than the Pledgor or the Bank or the Pledged Bonds Custodian) will have any right, title or interest in and to the Pledged Bonds; (b) it has, and on the date of delivery to the Bank or the Pledged Bonds Custodian of any Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Agreement; (c) the Pledged Bonds and the proceeds thereof, are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Bonds. The Pledgor covenants and agrees that it will defend the Bank's and the Pledged Bonds Custodian's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons at the Pledgor's sole cost and expense.


10. No Disposition, etc. Except as contemplated in this Agreement, without the prior written consent of the Bank, the Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and sale of the Pledged Bonds pursuant to Section 5.01, 5.04 or 5.05 of the Indenture.

11. Sale of Collateral. (a) The Pledgor recognizes that the Bank may be unable to effect a public sale of any or all of the Pledged Bonds by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who may be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

(b) The Pledgor further agrees to promptly do or cause to be done all such other reasonable acts and things as may be necessary to make any sale or sales of all or any portion of the Pledged Bonds valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's cost and expense.

12. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Bank or the Pledged Bonds Custodian, the Pledgor will execute and deliver such further documents and do such further acts and things as the Bank or the Pledged Bonds Custodian may reasonably request in order to effect the purposes of this Agreement.

13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provision of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. No Waiver; Cumulative Remedies. No act, delay or omission of the Bank or the Pledged Bonds Custodian shall be deemed to be a waiver of any rights or remedies granted under this Agreement and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent set forth in such waiver. A waiver of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise and no delay in exercising on the part of the Bank or the Pledged Bonds Custodian any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law or equity.

15. Waivers, Amendments; Applicable Law. None of the terms or provision of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Bank. This Agreement and all obligations of the Pledgor under this Agreement shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Bank or the Pledged Bonds Custodian under this Agreement, inure to the benefit of the Bank and its successors and assigns.

16. Fees and Expenses of the Pledged Bonds Custodian. The Pledgor agrees that it will pay or reimburse the Bank for (i) all fees charged and expenses incurred by the Pledged Bonds Custodian for and in connection with its acting as such for the purposes of this Agreement and (ii) all costs and other expenses incurred by the Bank or the Pledged Bonds Custodian in connection with the transfer, registration or exchange of the Pledged Bonds.

17. Governing Law. This Agreement shall be governed by and be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Pledgor and the Bank have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

Attest:                            PIERCING PAGODA, INC.



--------------------------         -----------------------------
Authorized Officer                         Chief Financial Officer



Attest:                            CORESTATES BANK, N.A.




-------------------------          -----------------------------
Authorized Officer                        Vice President











CORESTATES BANK, N.A.
530 Walnut Street
Philadelphia, PA  19106



Ladies and Gentlemen:

We refer to the Pledge and Security Agreement dated as of April 29, 1998 (the "Agreement"), between PIERCING PAGODA, INC., a Delaware corporation (the "Pledgor") and you. All terms used in this letter and not otherwise defined shall have the meanings given to such terms in the Agreement.

We accept our appointment as Pledged Bonds Custodian under the Agreement and undertake to hold any Pledged Bonds which the Pledgor shall deliver or cause to be delivered to us in such capacity as your collateral agent until otherwise directed by you and to otherwise perform the duties of the Pledged Bonds Custodian under the Agreement.

The Pledgor by its signature to this letter agrees to indemnify and hold us harmless against any loss, liability or expense incurred by us without gross negligence or bad faith on our part and arising out of or in connection with any of our duties as Pledged Bonds Custodian, including the reasonable costs and expense of defending ourselves against any claim or liability in connection with the exercise or performance of any of our powers or duties in such capacity. The provisions of the preceding sentence shall survive the termination of the Agreement.

Very truly yours,

DAUPHIN DEPOSIT BANK AND TRUST COMPANY,




     By:
       Vice President

Acknowledged and AGREED
PIERCING PAGODA, INC.



By:



      EXHIBIT A
      to UCC-1 Financing Statement




1.    A security interest in all of the following:


(a) All right, title and interest of the Debtor in and to all moneys and securities from time to time held by the Trustee under the terms of that certain Trust Indenture, dated as of April 29, 1998 (the "Indenture"), by and between the Debtor and the Secured Party.

(b) Any and all other property rights and interests of every kind and nature from time to time hereafter by delivery or by writing of any kind granted, bargained, sold, alienated, demised, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated or otherwise subjected to the lien of the Indenture, as and for additional security therewith, by the Debtor or any other person on its behalf or with its written consent.

2. Piercing Pagoda, Inc. is the Debtor and Dauphin Deposit Bank and Trust Company, is the Secured Party in the UCC-I financing statement to which this Exhibit A is attached.